Exhibit 99

For Immediate Release                   Contact: Rick DeLisi
November February 12, 2001      Director, Corporate Communications
Page 1 of 1                           (703) 650-6019

    Atlantic Coast Airlines Holdings, Inc. to Present at
                  Deutsche Banc Alex. Brown
            2001 Global Transportation Conference

Dulles, VA, (February 12, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) President and Chief Operating Officer Tom Moore will make a presentation to investors and financial analysts during the Deutsche Banc Alex. Brown 2001 Global Transportation Conference being held in Naples, Florida. The presentation is scheduled to take place Wednesday, February 14, 2001, at approximately 3:45pm.

A  live  webcast  of the conference-including  the  Atlantic
Coast  presentation slides-is being offered by the sponsors.
It is accessible through the following web address:

www.db.com/transport2001

The webcast will be available for replay for at least one week following the conference.

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 106 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic Coast employs over 3,200 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

                            # # #